Exhibit 99.1
              ZiLOG Announces Third Quarter 2004 Financial Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--Oct. 21, 2004--ZiLOG, Inc. (Nasdaq:ZILG) the creator of the Z80 microprocessor and a leading innovator of integrated 8 bit microcontroller solutions, today reported results for the period ended September 30, 2004. Sales for the third quarter of 2004 were $22.8 million, as compared to sales of $27.9 million in the immediately preceding quarter and $26.0 million in the third quarter of 2003. Excluding wafer foundry services, sales were $22.4 million in the third quarter, as compared to $25.2 million in the preceding quarter and $22.8 million in the third quarter of 2003. Sales for the nine months ended September 30, 2004 were $76.7 million as compared to $76.9 million for the same period in 2003. Excluding wafer foundry services, sales for the nine months ended September 30, 2004 were $73.3 million as compared to $67.5 million for the comparable period in 2003.
    Gross margin for the quarter ended September 30, 2004 was 46%, compared to 49% in the previous quarter and 49% in the third quarter of 2003. During the quarter, the company completed the closure of its MOD II 5" wafer manufacturing facility in Nampa, Idaho and has now migrated to a fully fabless manufacturing model. Gross margin for the quarter reflects certain production inefficiencies associated with the factory closure and the related transfer of production to X-Fab, its new foundry partner.
    "This quarter was challenging because of weak end market demand for consumer products resulting in excess inventory at our customers and pressure on OEM's to significantly reduce their inventory positions," said Jim Thorburn, ZiLOG's Chief Executive Officer. "Order rates continue to be below our seasonal expectations and we are therefore cautious with our outlook as it relates to the consumer market and OEM ordering patterns. Consequently we are lowering our sales guidance to $20.0 million for the fourth quarter of 2004 and projecting $22.0 million for the first quarter of 2005," stated Thorburn.
    Proforma operating loss for the third quarter of 2004 was $1.6 million or 7% of sales, compared to a proforma operating profit of $1.9 million or 7% of sales and $1.3 million or 5% of sales in the second quarter of 2004 and the third quarter of 2003, respectively. On a GAAP basis, the company recorded an operating loss of $1.1 million or 5% of sales in the third quarter of 2004 which included a special credit of $1.9 million, reflecting MOD II closure cost charges offset by a credit associated with the reimbursement of maintenance costs from the proceeds received from the sale of the MOD III 8" wafer manufacturing equipment. This compares to an operating loss of $8.1 million, or 29% of sales in the second quarter of 2004 and an operating loss of $2.0 million or 8% of sales in the third quarter of 2003.
    On a proforma basis, the company reported a net loss of $2.5 million for the third quarter of 2004, or 15 cents per share, compared to proforma net income of $2.8 million or 16 cents per share and $1.3 million or 9 cents per share in the second quarter of 2004 and third quarter of 2003, respectively. The GAAP net loss for the quarter was $2.0 million, or 12 cents per share, and includes a special credit of $1.9 million and a tax expense of $0.9 million. This compares to a GAAP net loss of $7.2 million or $0.44 cents per share and $2.0 million or 13 cents per share in the second quarter of 2004 and third quarter of 2003, respectively.
    Research and development costs were $5.2 million for the quarter and continue to reflect the company's emphasis on investing in its new embedded flash microcontroller programs. Design wins for the quarter were $29.3 million including $6.2 million of design wins for new embedded flash products, an increase of 16% sequentially and 45% from the same quarter last year. In addition, the company shipped approximately 1,760 development tool kits in the third quarter of 2004 and added approximately 138 new embedded flash customers, making the cumulative increase more than 1,150 new customers since we started introducing our new embedded flash products in November 2002.
    "In terms of continuing to build our business, we continue to see growth in acceptance of our core products in the market as our design wins and our customer base expand. These new design wins are in the early stages of conversion to revenue," said Thorburn. "We received $1.9 million of new orders for embedded flash products, which is up from $1.4 million last quarter and we recorded $1.1 million of embedded flash sales in the quarter. Combined sales of our embedded flash Z8Encore! and eZ80Acclaim! products increased almost 50% over last quarter," Thorburn commented.
    During the quarter, the company repaid all borrowings under its revolving line of credit totaling $2.4 million and repurchased 551,700 shares of common stock in the open market at an aggregate cost of $4.3 million. The company ended the period with $39.5 million of cash and cash equivalents.

    Proforma Financial Information

    Included within the attached schedules are certain proforma non-GAAP financial figures. Management believes that non-GAAP proforma net operating income and non-GAAP proforma net income (loss) are useful measures of operating performance and that Adjusted EBITDA is a useful measure of liquidity because they exclude the impact of amortization of intangible assets, stock-based compensation and special charges and credits. In addition, management believes that Adjusted EBITDA is a useful measure because it excludes non-cash depreciation and amortization, interest and income taxes and it is used by the Company to determine vesting of certain employee stock options. However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP.
    Summarized below are the reconciliations to the GAAP equivalents of these non-GAAP measures.


                             ZiLOG, Inc.
            PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       (unaudited, in millions)

                                                Three Months Ended
                                            --------------------------
                                            Sep. 30, June 30, Sep. 30,
                                              2004     2004     2003
                                            -------- -------- --------
Net sales                                     $22.8    $27.9    $26.0
Proforma cost of sales                         12.4     13.6     13.3
                                            -------- -------- --------
Proforma gross margin                          10.4     14.3     12.7
Gross margin %                                   46%      51%      49%

Operating expenses:
  Research and development                      5.2      5.3      4.5
  Selling, general and administrative           6.8      7.1      6.9
                                            -------- -------- --------
    Total operating expenses                   12.0     12.4     11.4
                                            -------- -------- --------
Proforma operating income (loss)              ($1.6)    $1.9     $1.3

Other income (expense)                            -        -        -
Provision (benefit) for income taxes            0.9     (0.9)       -
                                            -------- -------- --------
Proforma net income (loss)                    ($2.5)    $2.8     $1.3
                                            ======== ======== ========

Reconciliation of Proforma Operating and
 Net income (loss) to GAAP Results
Proforma operating income (loss)              ($1.6)    $1.9     $1.3
  Special charges, credits and
   reorganization items (1)                     1.9     (7.7)    (1.3)
  Cost of sales relating to MOD II closure
   (2)                                            -     (0.6)       -
  Amortization of intangible assets            (1.0)    (1.1)    (1.7)
  Non-cash stock-based compensation            (0.4)    (0.6)    (0.3)
                                            -------- -------- --------
    Total proforma adjustments                  0.5    (10.0)    (3.3)
                                            -------- -------- --------
Operating loss                                ($1.1)   ($8.1)   ($2.0)
                                            ======== ======== ========

Proforma net income (loss)                    ($2.5)    $2.8     $1.3
Proforma adjustments:
  Special charges, credits and
   reorganization items (1)                     1.9     (7.7)    (1.3)
  Cost of sales relating to MOD II closure
   (2)                                            -     (0.6)       -
  Amortization of intangible assets            (1.0)    (1.1)    (1.7)
  Non-cash stock-based compensation            (0.4)    (0.6)    (0.3)
                                            -------- -------- --------
    Total proforma adjustments                  0.5    (10.0)    (3.3)
                                            -------- -------- --------
Net income (loss)                             ($2.0)   ($7.2)   ($2.0)
                                            ======== ======== ========

Reconciliation of Cash Flow From Operating
 Activities to Adjusted EBITDA

Cash provided (used) by operating
 activities                                   $10.4    ($2.0)    $0.5
  Provision (benefit) for income taxes          0.9     (0.9)       -
  Deferred income taxes                         3.4      2.6      1.2
  Asset impairments                               -     (5.4)    (0.2)
  Non-cash stock-based compensation            (0.4)    (0.6)    (0.3)
  Changes in operating assets and
   liabilities                                (13.7)    (0.1)    (0.1)
                                            -------- -------- --------
EBITDA                                         $0.6    ($6.4)    $1.1

  Non-cash stock-based compensation             0.4      0.6      0.3
  Special charges (credits) (1)                (1.9)     7.7      1.2
  Cost of sales relating to MOD II closure
   (2)                                            -      0.6        -
  Reorganization items (1)                        -        -      0.2
                                            -------- -------- --------
Adjusted EBITDA                               ($0.9)    $2.5     $2.8
                                            ======== ======== ========


(1) Special charges, credits and reorganization items include severance and termination benefits, facility closure costs, asset and investment write-offs, Q3 recovery of MOD III closure and sustaining costs, professional fees associated with the Company's May 2002 capital reorganization and associated costs including professional fees for the July 2003 S-1 registration statement filed with the SEC and MOD II closure and sustaining costs.

(2) Cost of sales relating to MOD II closure represents retention bonus payments and inventory write-offs.

    About ZiLOG, Inc.

    ZiLOG, Inc. (Nasdaq:ZILG) is a global supplier of 8-bit micrologic devices. We design, manufacture and market a broad portfolio of these devices for embedded control and communication applications used in our target markets: consumer electronics, home appliances, security systems, point of sales terminals, personal computer peripherals, as well as industrial and automotive applications. We are headquartered in San Jose, California, and employ approximately 520 people worldwide with sales offices throughout Asia, Europe and North America. For more information about ZiLOG and our products, including the eZ80Acclaim!(TM) , Z8 Encore!(R) and the Crimzon microcontroller families, visit the Company's website at http://www.ZiLOG.com.

    ZiLOG, Z8, Z80, EZ80 Z8 ENCORE! and Encore!XP are registered trademarks of ZiLOG, Inc. in the United States and in other countries. EZ80ACCLAIM! and CRIMZON are trademarks of ZiLOG, Inc. in the United States and in other countries. Other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

    This release contains forward-looking statements (including future quarterly sales guidance, the estimated revenues associated with design wins, and the Company's projected income tax rate) relating to expectations, plans or prospects for ZiLOG, Inc. that are based upon the current expectations and beliefs of ZiLOG's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example, the Company's sales guidance will be influenced by the duration of weak end-demand for consumer products and is also dependent on successfully completing the transfer of production to X-Fab. Design wins are defined as the projected two-year net sales for a customer's new product design for which we have received at least a $1,000 purchase order for our device. Design wins estimates are determined based on projections from customers and may or may not come to fruition. ZiLOG's projected income tax rate will vary based on sales and earnings. Notwithstanding changes that may occur with respect to matters relating to the forward-looking statements, ZiLOG does not expect to, and disclaims any obligation to, update such statements until release of its next quarterly earnings announcement. ZiLOG, however, reserves the right to update such statements or any portion thereof at any time for any reason.
    For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or from the Company's website at www.ZiLOG.com.



                              ZiLOG, Inc.
                   SELECTED QUARTERLY FINANCIAL DATA
               (Amounts in millions except percentages,
              selected key metrics and per share amounts)
                              (Unaudited)

                                       Three Months Ended
                          --------------------------------------------
                          Sep. 30, Jun. 30, Mar. 31, Dec. 31, Sep. 30,
                             2004     2004     2004     2003     2003
                          -------- -------- -------- -------- --------
Proforma Condensed
 Statement of Operations
(includes supplemental
 Non-GAAP information)

Net sales                   $22.8    $27.9    $26.0    $26.7    $26.0
Cost of sales                12.4     13.6     12.6     13.2     13.3
                          -------- -------- -------- -------- --------
Gross margin                 10.4     14.3     13.4     13.5     12.7
Gross margin %                 46%      51%      52%      51%      49%

Operating expenses:
  Research and development    5.2      5.3      5.1      4.9      4.5
  Selling, general and
   administrative             6.8      7.1      6.5      6.8      6.9
                          -------- -------- -------- -------- --------
    Total operating
     expenses                12.0     12.4     11.6     11.7     11.4
                          -------- -------- -------- -------- --------
Proforma operating income
 (loss)                     ($1.6)    $1.9     $1.8     $1.8     $1.3

Other income (expense)          -        -     (0.1)     0.3        -
Provision (benefit) for
 income taxes                 0.9     (0.9)    (0.2)    (1.6)       -
                          -------- -------- -------- -------- --------
Proforma net income (loss)  ($2.5)    $2.8     $1.9     $3.7     $1.3
                          ======== ======== ======== ======== ========
Proforma weighted average
 diluted shares              16.5     17.1     15.3     14.9     14.3
Proforma diluted earnings
 (loss) per share          ($0.15)   $0.16    $0.12    $0.25    $0.09
                          ======== ======== ======== ======== ========

Reconciliation of Proforma
 Information to GAAP Results

Proforma operating income
 (loss)                     ($1.6)    $1.9     $1.8     $1.8     $1.3
    Special charges and
     reorganization items    (1.9)     7.7      0.5      0.6      1.3
    Cost of sales --
     relating to MOD II
     closure                    -      0.6        -        -        -
    Amortization of
     intangible assets        1.0      1.1      1.0      1.7      1.7
    Non-cash stock-based
     compensation             0.4      0.6      0.4      0.4      0.3
                          -------- -------- -------- -------- --------
  Total proforma
   adjustments                0.5    (10.0)    (1.9)    (2.7)    (3.3)
                          -------- -------- -------- -------- --------
Operating loss              ($1.1)   ($8.1)   ($0.1)   ($0.9)   ($2.0)
                          ======== ======== ======== ======== ========

Proforma net income (loss)  ($2.5)    $2.8     $1.9     $3.7     $1.3
Proforma adjustments:
    Special charges,
     credits and
     reorganization items    (1.9)     7.7      0.5      0.6      1.3
    Cost of sales --
     relating to MOD II
     closure                    -      0.6        -        -        -
    Amortization of
     intangible assets        1.0      1.1      1.0      1.7      1.7
    Non-cash stock-based
     compensation             0.4      0.6      0.4      0.4      0.3
                          -------- -------- -------- -------- --------
  Total proforma
   adjustments               (0.5)    10.0      1.9      2.7      3.3
                          -------- -------- -------- -------- --------
GAAP Net income (loss)      ($2.0)   ($7.2)    $0.0     $1.0    ($2.0)
                          ======== ======== ======== ======== ========
GAAP basic or diluted
 weighted average shares
 outstanding                 16.4     16.6     15.3     14.9     14.3
GAAP basic or diluted
 income (loss) per share   ($0.12)  ($0.44)   $0.00    $0.07   ($0.13)
                          ======== ======== ======== ======== ========

Other selected financial
 data

  Depreciation and
   amortization              $0.6     $0.6     $1.2     $1.2     $1.4
  Amortization of fresh-
   start intangibles          1.0      1.1      1.0      1.7      1.7
  Cost of sales --
   relating to MOD II
   closure                      -      0.6        -        -        -
  Special charges, credits
   and reorganization
   items                     (1.9)     7.7      0.5      0.6      1.3
  Stock-based compensation    0.4      0.6      0.4      0.4      0.3
  Capital expenditures       $3.1     $0.4     $0.7     $0.3     $0.3

Net Sales

  Micrologic products       $15.7    $18.9    $19.5    $19.1    $15.9
  Other products              6.7      6.3      6.3      6.0      6.9
                          -------- -------- -------- -------- --------
  Total -- Base Business     22.4     25.2     25.8     25.1     22.8
                          -------- -------- -------- -------- --------
  Foundry services            0.4      2.7      0.2      1.6      3.2
                          -------- -------- -------- -------- --------
    Total net sales         $22.8    $27.9    $26.0    $26.7    $26.0
                          ======== ======== ======== ======== ========


Selected Key Indices

  Days sales outstanding       34       52       57       44       39
  Net sales to inventory
   ratio (annualized)         7.4      8.1      8.9     11.1     10.5
  Weeks of inventory at
   distributors                10       11       12       14       11
  Current ratio               2.7      2.8      2.6      1.8      1.6




                             ZiLOG, INC.
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions except per share data)


                                        Three Months     Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                       --------------- ---------------
                                         2004    2003    2004    2003
                                       ------- ------- ------- -------

Net sales                               $22.8   $26.0   $76.7   $76.9
Cost of sales                            12.4    13.3    38.6    41.9
Cost of sales -- relating to MOD II
 closure                                    -       -     0.6       -
                                       ------- ------- ------- -------
Gross margin                             10.4    12.7    37.5    35.0
Operating expenses:
  Research and development                5.2     4.5    15.6    13.1
  Selling, general and administrative     7.2     7.2    21.8    20.4
  Special charges, credits and
   reorganization items                  (1.9)    1.3     6.3     3.2
  Amortization of intangible assets       1.0     1.7     3.1     5.1
                                       ------- ------- ------- -------
    Total operating expenses             11.5    14.7    46.8    41.8
                                       ------- ------- ------- -------
Operating  loss                          (1.1)   (2.0)   (9.3)   (6.8)

Other income (expense):
  Interest income                         0.1     0.1     0.2     0.2
  Interest expense                       (0.1)   (0.1)   (0.2)   (0.3)
  Other, net                                -       -    (0.1)    0.2
                                       ------- ------- ------- -------
Loss before provision for income taxes   (1.1)   (2.0)   (9.4)   (6.7)
Provision (benefit) for income taxes      0.9       -    (0.2)    0.2
                                       ------- ------- ------- -------
Net loss attributable to common
 stockholders                           ($2.0)  ($2.0)  ($9.2)  ($6.9)
                                       ======= ======= ======= =======

Basic and diluted net loss per share   ($0.12) ($0.13) ($0.58) ($0.48)

Weighted-average shares used in
 computing basic and diluted net loss
 per share                               16.4    14.3    15.9    14.3




                              ZiLOG, INC.
            UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                             (in millions)

                                             ------------ ------------
                                              September   December 31,
                                               30, 2004       2003
                                             ------------ ------------
                                ASSETS
Current assets:
  Cash and cash equivalents                        $39.5        $22.0
  Accounts receivable, less allowance for
   doubtful accounts of $0.3 at September
   26, 2004 and at December 31, 2003                 8.4         13.0
  Inventories                                       12.3          9.6
  Prepaid expenses and other current assets          3.1          3.8
    Deferred tax asset                               2.4            -
                                             ------------ ------------
       Total current assets                         65.7         48.4
                                             ------------ ------------

Assets held for sale, MOD III                          -         30.0
Assets held for sale, MOD II                         7.8            -
Net property, plant and equipment                    6.7         18.1
Goodwill                                             9.5         16.9
Intangible assets, net                               8.3         11.5
Other assets                                         8.2          9.0
                                             ------------ ------------
                                                  $106.2       $133.9
                                             ============ ============


          LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term debt                                     $-         $5.0
  Accounts payable                                  10.9          8.6
  Accrued compensation and employee benefits         3.6          3.7
  Other accrued liabilities                          2.5          2.6
  Accrued special charges                            1.2          0.1
  Deferred income on shipments to
   distributors                                      5.7          7.4
                                             ------------ ------------
    Total current liabilities                       23.9         27.4
                                             ------------ ------------

Deferred income taxes                                3.2          9.9
Other non-current liabilities                        5.9          5.9
                                             ------------ ------------
    Total liabilities                               33.0         43.2
                                             ------------ ------------

Minority interest in MOD III assets                    -         30.0

Stockholders' equity (deficiency):
  Common stock                                       0.2          0.3
  Additional paid-in capital                       121.7         96.2
  Deferred stock compensation                       (1.2)        (2.0)
  Treasury stock                                    (6.4)        (1.9)
  Accumulated deficit                              (41.1)       (31.9)
                                             ------------ ------------
    Total stockholders' equity                      73.2         60.7
                                             ------------ ------------
Total liabilities and stockholders' equity        $106.2       $133.9
                                             ============ ============




                             ZiLOG, INC.
             UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS
                            (in millions)

                                                     Nine Months Ended
                                                       September 30,
                                                     -----------------
                                                        2004     2003
                                                     -------- --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                               ($9.2)   ($6.9)
Adjustments to reconcile net loss to net cash used
  by operating activities:
  Amortization of fresh-start intangible assets          3.1      5.1
  Deferred income taxes                                 (6.7)    (3.8)
  Depreciation and amortization                          2.4      4.3
  Impairment of equity investment                          -      0.2
  Impairment of long lived assets                        5.5      0.2
  Stock-based compensation                               1.5      1.2
Changes in operating assets and liabilities:
  Accounts receivable                                    4.6     (0.2)
  Inventories                                           (2.7)     0.8
  Prepaid expenses and other current and non-current
   assets                                                6.4      2.3
  Accounts payable                                       2.3     (1.2)
  Accrued compensation and employee benefits            (0.2)    (3.3)
  Deferred income on shipments to distributors          (1.7)    (1.9)
  Other accrued liabilities, including accrued
   special charges                                       1.0      1.1
                                                     -------- --------
    Net cash provided (used) by operating activities     6.3     (2.1)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                  (4.2)    (1.6)
                                                     -------- --------
    Cash used by investing activities                   (4.2)    (1.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock under
   employee stock plans                                  0.4        -
  Proceeds from public stock offering net of offering
   expenses                                             24.4        -
  Repayments of short-term debt                         (5.0)    (1.9)
  Payments for stock redemptions                        (4.4)    (1.8)
                                                     -------- --------
    Cash provided (used) by financing activities        15.4     (3.7)
                                                     -------- --------

Increase (decrease) in cash and cash equivalents        17.5     (7.4)
Cash and cash equivalents at beginning of period        22.0     29.4
                                                     -------- --------
Cash and cash equivalents at end of period             $39.5    $22.0
                                                     ======== ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid during the period                       $0.2     $0.3
  Income taxes paid during the period                   $1.5     $1.7


   Footnotes to Earnings Release for the Quarter Ended June 30, 2004

    Note 1 -- Stock

    Stock Offering and Reverse Stock Split
    During the nine months ended September 30, 2004 our stockholders approved and our board of directors effected a one-for-two reverse split of our common stock. All share and per share figures appearing in these financial statements have been adjusted to reflect the effect of this reverse stock split. On March 12, 2004, the Company was listed on the NASDAQ national market system and sold 2.0 million shares of common stock to the public at $12.50 per share. On that date, certain existing stockholders also sold 2.0 million shares of their ZiLOG, Inc. common stock which resulted in no proceeds to the Company. Additionally, on April 6, 2004 the underwriters of the offering exercised a portion of their over-allotment option and acquired 251,100 shares of common stock at $12.50 per share. Below is a summary of the stock sales and net proceeds received by the Company (in millions):



                                                     Over-
                                        Initial  Allotment
Offering Proceeds                    Stock Sale     Option       Total

Number of shares sold                       2.0        0.3        2.3
Gross proceeds ($12.50/share)             $25.0       $3.1      $28.1
  less: underwriters' discount of
   6.5%                                    (1.6)      (0.2)      (1.8)
  less: offering expenses                  (1.8)      (0.1)      (1.9)
                                     ----------- ---------- ----------
Net proceeds received by ZiLOG            $21.6       $2.8      $24.4
                                     =========== ========== ==========

    Stock Repurchase Program
    On July 29, 2004 the company's board of directors approved a stock repurchase program whereby the company was authorized to repurchase up to $5.0 million of its common stock in open market purchases. As of September 30, 2004 the company has repurchased 551,700 shares of its common stock at an aggregate cost of $4.3 million under this program.

    Note 2 -- ZiLOG -- MOD III, Inc.

    Investment in ZiLOG - MOD III, Inc.
    Effective January 1, 2004, the Company adopted the provisions of FASB Interpretation No. 46 (revised December 2003) "Consolidation of Variable Interest Entities" ("FIN 46R"). Under the provisions of FIN 46R, the Company's investment in ZiLOG -- MOD III, Inc. ("MOD III") does not meet the criteria for consolidation within the group accounts of ZiLOG, Inc. and accordingly, MOD III was unconsolidated effective January 1, 2004. The Company will continue to record period expenses within special charges for the ongoing costs of maintaining the assets of MOD III in a salable state.

    Sale of ZiLOG -- MOD III, Inc. manufacturing equipment
    On July 16, 2004 the shareholders of MOD III approved the sale of substantially all of the manufacturing equipment of MOD III to STMicroelectronics (STM) for an aggregate amount of $26.0 million. The sale transaction closed and funded on July 16, 2004. A summary of the MOD III sale asset proceeds and related distributions are as follows (in millions):



Receipt of cash                                            $26.0
  Less transaction costs                                    (2.0)
  Less repayment of expense to ZiLOG                        (4.8)
                                                        ---------
Net available for distribution                             $20.2
                                                        =========

Distributed as follows:
  Accrued and previously unpaid dividends                  $ 7.2
  Partial redemption of Series A Preferred stock            13.0
                                                        ---------
Total distributed                                          $20.2

    Note 3 -- Special Items

    During the three months and nine months ended September 30, 2004, special items consisted of the following (in millions):



                                                September 30, 2004
                                             -------------------------
                                             Three Months Nine Months
                                                 Ended        Ended
                                             ------------ ------------
MOD II closure costs:
  Non-cash fixed asset impairments                    $-         $5.4
  Severance and benefits                               -          1.8
  Other                                              2.3          2.4
                                             ------------ ------------
Sub-total MOD II closure costs                      $2.3         $9.6

MOD III related:
  Sustaining and legal costs                        $0.6         $1.3
  Recoupment of advances (See Note 2)               (4.8)        (4.8)
                                             ------------ ------------
Sub-total MOD III closure costs                    ($4.2)       ($3.5)


Other severance and benefits                           -          0.1
Debt restructuring                                     -          0.1
                                             ------------ ------------
Sub-total special charges                          ($1.9)        $6.3

Cost of sales relating to MOD II closure               -          0.6

                                             ------------ ------------
Total special items                                ($1.9)        $6.9
                                             ============ ============

    Note 4 -- Income taxes

    The Company's income tax benefit for the nine months ended September 30, 2004 reflects an effective tax rate of 12%. The Company's current expectation of the tax rate for the entire year of 2004 is 2% which is based on anticipated projections, including the closure and sale of certain assets of the Mod II wafer manufacturing facility in Nampa, Idaho. The 2004 annual tax provision is expected to include taxable income in the U.S. resulting from items that are expensed for book purposes but are nondeductible for tax purposes, as well as amortization of deferred tax charges. In addition, income tax expense in foreign jurisdictions will be provided where operations are profitable.



    CONTACT: ZiLOG, Inc.
             Perry Grace, 408-558-8409
             www.ZiLOG.com